Exhibit 10.1

AMENDED AND RESTATED
AGREEMENT FOR THE TRANSFER AND ASSUMPTION OF OBLIGATIONS
UNDER THE SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENTS

THIS AMENDED AND RESTATED AGREEMENT FOR THE TRANSFER AND ASSUMPTION OF OBLIGATIONS UNDER THE SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENTS (“Agreement”) is made and entered into as of January 12, 2017  (the “Execution Date”), by and among: AIT THERAPEUTICS, INC., a Delaware corporation (“Parent”); and ADVANCED INHALATION THERAPIES (AIT) Ltd., an Israeli corporation (the “Company”).

Recitals

A.          The parties hereto are parties an Agreement for the Transfer and Assumption of Obligations Under the Securities and Purchase and Registration Rights Agreements dated January 9, 2017 at 2:30 pm Eastern Standard Time (the “Prior Agreement”).  This Agreement amends and restates the Prior Agreement in all respects and replaces it in full.

B.          The Company is a party to that certain Securities Purchase and Registration Rights Agreement dated December 29, 2016, as amended (the “SPA”), with a number of investors (the “Investors”) investing approximately $10 Million (the “Financing”) in connection with the closing of a merger transaction set forth in that certain Agreement and Plan of Merger and Reorganization entered into by and between Parent, Company, and Red Maple Ltd., an Israeli corporation dated December 29, 2016, as amended by that certain Amendment No. 1 between Parent and Company dated January 12, 2017, under which the Company will become a wholly-owned subsidiary of Parent (the “Merger Agreement”).

C.          Under the terms of the SPAs, the Investors are acquiring Ordinary Shares and warrants to purchase Ordinary Shares of the Company immediately prior to the Effective Time under the Merger Agreement, which Ordinary Shares and warrants will be exchanged for shares of common stock of Parent (the “Parent Common Shares”) and warrants to purchase shares of common stock of Parent (the “Parent Warrants”), respectively.

D.          Under the SPA, one of the conditions to the consummation by the Investors of the Financing (the “Financing Closing”) is that Parent has assumed all the Company’s post-closing obligations under the SPA and the warrants issued thereunder (the “Company Warrants”).

E.          The Company has determined that it is advisable and in the best interest of its shareholders to assign all its rights and transfer all its obligations under the SPA to Parent; and Parent has determined that it is advisable and in the best interests of its shareholders to accept such assignment and transfer.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual consents and undertakings contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.
Assignment and Assumption. Subject to the condition precedent in Section 2 herein, the Company does hereby assign, transfer and convey to Parent, and Parent does hereby accept and assume, all of the Company’s rights and obligations, whether accrued as of the date hereof or hereafter arising, under the SPA.

2.
Condition Precedent. This Agreement shall become effective immediately upon the Effective Time of the Merger Agreement (which shall occur immediately following the Financing Closing), as  set forth on the Merger Agreement (the “Effective Date”).

3.	Representation and Warranty of Parent. Parent represents and warrants, as of the Effective Date, as follows:
a.
Parent has full power and authority, and has obtained all necessary consents and approvals to enter into this Agreement and to exercise its rights and perform its obligations hereunder, and all corporate and other actions required to authorize its execution of this Agreement and the performance of its obligations hereunder have been duly taken.

b.	The Merger Agreement, as amended, and the Amendment No. 1 to the Merger Agreement are in full force and effect and enforceable against Parent.
c.
When issued, the Parent Common Shares and the Parent Warrants issued to the Investors upon submission of their Ordinary Shares of the Company and Company Warrants by the Company, and the Parent Common Shares issued to the Investors upon exercise of the Parent Warrants, will be duly authorized and validly issued, and (other than in the case of the Parent Warrants) fully paid and non-assessable.

d.	When issued, the Parent Warrants will be duly executed and delivered by, and will binding on, and enforceable against, Parent.
4.	Representations and Warranty of the Company. The Company represents and warrants, as of the Effective Date, as follows:
a.
The Company has full power and authority, and has obtained all necessary consents and approvals to enter into this Agreement and to exercise its rights and perform its obligations hereunder, and all corporate and other actions required to authorize its execution of this Agreement and the performance of its obligations hereunder have been duly taken.

b.	The Merger Agreement, as amended, and the Amendment No. 1 to the Merger Agreement are in full force and effect and enforceable against the Company.
c.	When issued, the Ordinary Shares of the Company and Company Warrants issued by the Company to the Investors will be duly authorized, validly issued, fully paid and non-assessable.
d.	When issued, the Company Warrants issued by the Company will be duly executed and delivered and will binding on, and enforceable against Company.
5.
Obligations of the Company. Other than as specifically provided herein, the provisions of this Agreement shall not be construed, interpreted or applied as releasing or restricting the obligations of the Company under the SPAs.

6.	Miscellaneous.

a.
Parent shall do, execute and perform and to procure to be done, executed and performed all such further acts, deeds, documents and things as the Investors under the SPA may require from time to time to effectively assign, transfer and convey all of the Company’s rights and obligations, whether accrued as of the date hereof or hereafter arising, under the SPA and the Warrants, and otherwise to give to the Investors the full benefit of this Agreement, the SPA and the Warrants.

b.	This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law thereunder.

c.
If any provision or part of a provision of this Agreement or its application to any party hereto shall be, or be found by any authority of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

d.
This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

e.	This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto.

f.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  The Investors are intended third party beneficiaries of this Agreement, entitled to the enforce this Agreement as if parties hereto.

g.
This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Agreement for the Transfer and Assumption of Obligations Under the Securities and Purchase and Registration Rights Agreements to be executed as of the Execution Date.

Ait Therapeutics, Inc.

By:      ______________________________
Name: Jason Lane
Title:    Chief Executive Officer

Advanced Inhalation Therapies (AIT) Ltd.

By:      ______________________________
Name:  Amir Avniel
Title:    Chief Executive Officer